Exhibit 99.1

ABIOMED ANNOUNCES PRELIMINARY Q3 FY 2017 REVENUE OF $114.7 MILLION, UP 34% OVER PRIOR YEAR

- Largest Quarterly Sequential Revenue Increase in Company History

DANVERS, MA AND SAN FRANCISCO, CA. — January 9, 2017 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies today reported preliminary, unaudited, third quarter fiscal 2017 revenue of approximately $114.7 million, an increase of 34% compared to revenue of $85.8 million for the same period of fiscal 2016.

•	Preliminary unaudited U.S. revenue from Impella® products grew 34% to approximately $100.3 million from $75.0 million in the prior fiscal year.

•	For the third quarter of fiscal 2017, U.S. patient usage grew 32% in comparison with same period of fiscal 2016. Protected PCI patient usage grew 34% and emergent patient usage grew 36%, year-over-year.

The preliminary unaudited revenue results described in this press release are estimates only and are subject to revision until the Company reports its full financial results for the third quarter of fiscal 2017 on January 26, 2017.

These preliminary results are being provided in advance of the Company’s presentation at the 35th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco. Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed, will present at 9:30 a.m. PT/12:30 p.m. ET on Wednesday, January 11, 2017.

A live webcast of the Company’s presentation at the conference will be available via http://jpmorgan.metameetings.com/confbook/healthcare17/directlink?p=22722 as well as on the investor section of the company’s website at www.abiomed.com. A replay of the webcast will be available for 90 days after the presentation.

FISCAL YEAR 2017 OUTLOOK

The Company is maintaining its fiscal year 2017 revenue guidance of $435 million to $445 million, an increase in revenue of 32% to 35% from the prior year. The Company is also maintaining its fiscal year guidance for GAAP operating margin to be in the range of 18% to 20%.

EARNINGS CONFERENCE CALL DETAILS

The Company will release full quarterly results for the third quarter of fiscal 2017 via conference call on Thursday, January 26, 2017.

The conference call releasing full quarterly results will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Michael Tomsicek, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EST January 26, 2017 through 11 a.m. EST on January 29, 2017. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 44227123.

The ABIOMED logo, ABIOMED, Impella CP, Impella RP and Symphony are registered trademarks of Abiomed, Inc. in the U.S.A. and certain foreign countries. Impella 2.5, Impella 5.0, Impella LD, Impella BTR, Impella cVAD, Impella ECP and Recovering hearts. Saving lives. are trademarks of Abiomed, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Adrienne Smith

Senior Director, Public Relations and Corporate Communications

978-646-1553

adsmith@abiomed.com